Exhibit 99.01

Keynote Reports First Fiscal Quarter 2010 Results

  Total Revenue was $20.7 Million for the First Quarter 2010, Compared to $20.6 Million for the First Quarter 2009
  GAAP Earnings per Share Improved to $0.07 for the First Quarter 2010, Compared to $0.06 for the First Quarter 2009
  Revenue, GAAP Earnings and Non-GAAP Earnings Exceeded Company’s Guidance
  Board Approves Quarterly Cash Dividend of $0.05 per Share

SAN MATEO, Calif.--(BUSINESS WIRE)--January 26, 2010--Keynote® Systems (NASDAQ: KEYN), the global leader in on-demand mobile and Internet test & measurement solutions for continuously improving the online experience, reported financial results for its first fiscal quarter ended December 31, 2009.

Umang Gupta, chairman and CEO of Keynote, said: “Heading into the new decade, Keynote customers continue to value the importance of the online and mobile experience. While most of our products generated the revenues we expected during the first quarter, we especially benefited from a seasonal increase in load testing subscriptions and engagements. As a result, we exceeded our revenue and earnings expectations.”

First Quarter 2010 Financial Summary

Revenue for the first quarter of fiscal year 2010 was $20.7 million, compared to $20.6 million in the first quarter of fiscal year 2009. Under generally accepted accounting principles (GAAP), net income for the first quarter of fiscal year 2010 was $981,000, or $0.07 per diluted share, compared to net income of $886,000, or $0.06 per diluted share, for the first quarter of fiscal year 2009.

The non-GAAP net income for the first quarter of fiscal year 2010 was $2.5 million, or $0.17 per diluted share, compared to $2.6 million, or $0.18 per diluted share, for the first quarter of fiscal year 2009. The company defines non-GAAP net income as net income adjusted for provision for income taxes, stock-based compensation expense, and amortization of purchased intangibles less cash taxes from on-going operations. Non-GAAP earnings per share equals non-GAAP net income divided by the diluted weighted average shares outstanding for the period.

Cash Flow, EBITDA and Deferred Revenue Summary

Cash used in operating activities for the first quarter of fiscal year 2010 was $96,000, compared to cash provided by operating activities, which was $2.0 million in the first quarter of fiscal year 2009. Cash used for purchase of property, equipment and software totaled $775,000 for the first quarter of fiscal year 2010, compared to $661,000 in the first quarter of fiscal year 2009. Cash used to pay dividends totaled $727,000 for the first quarter of fiscal year 2010, compared to the first quarter of fiscal year 2009 when there was no dividend. Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology. The company used free cash flow of $871,000 for the first quarter of fiscal year 2010, compared to generating $1.4 million in the first quarter of fiscal year 2009. At December 31, 2009, Keynote had $55.9 million in total cash, cash equivalents and short-term investments.

Management also believes the non-GAAP figure of earnings before interest, taxes, depreciation and amortization (EBITDA) provides a useful measure of operations. EBITDA for the first quarter of fiscal year 2010 was $3.8 million, or 18% of revenue, compared to $3.6 million, or 17% of revenue, for the first quarter of fiscal year 2009.

Keynote’s net deferred revenue was $14.7 million at December 31, 2009, compared to $19.8 million at December 31, 2008 and $18.8 million at September 30, 2009. Keynote’s gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $23.4 million at December 31, 2009, compared to $27.3 million at December 31, 2008 and $22.3 million at September 30, 2009.

The total shares outstanding as at December 31, 2009 was 14.5 million, compared to 14.2 million at December 31, 2008.

Quarterly Cash Dividend

The board of directors approved a quarterly cash dividend of $0.05 per common share, payable March 15, 2010 to common shareholders of record at the close of business on March 1, 2010.

Operational Metrics Summary

As of December 31, 2009, Keynote’s total worldwide customer base was approximately 2,800 companies. Keynote currently provides its services to 48% of the comScore Media Metrix’s top 50 Web sites and approximately 39% of the Fortune 100 companies. As of December 31, 2009, Keynote measured approximately 19,100 Internet pages, as compared to 15,000 Internet pages in the same quarter a year ago.

Expectations for the Second Quarter of Fiscal Year 2010

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the second fiscal quarter ending March 31, 2010:

  Total revenue is expected to be between $18.9 million and $19.4 million.
  GAAP earnings (loss) per share are expected to be between $(0.01) and $0.02.
  Non-GAAP earnings per share are expected to be between $0.09 and $0.12.

The above guidance was based on the following assumptions. Foreign exchange rates do not change materially. Total stock-based compensation expense and amortization of intangible assets is expected to be approximately $1.5 million. Depreciation is expected to be approximately $1.2 million. Interest income, net, is expected to be approximately $150,000, assuming no material changes in interest rates and currently planned uses of cash. Cash paid for income taxes from on-going operations is expected to be approximately $100,000. Basic weighted average shares outstanding are expected to be approximately 14.5 million shares and diluted weighted average shares outstanding are expected to be approximately 14.8 million shares, assuming no additional issuances of equity or equity-related securities and significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous webcast at 2:00 pm (PST) today, January 26, 2010. To access the call in the U.S., please dial (800) 588-4973; international callers please dial (847) 413-2407, approximately 10 minutes prior to the start of the conference call. The webcast of the call will be available at the investor section of the company’s web site at www.keynote.com. The replay will be available after the call by telephone by dialing (888) 843-8996 in the U.S. and (630) 652-3044 internationally; the pass code is 25974821. The webcast is at the investor section of the company’s web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the uncertain impact that the current global economic recession will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates and the extent to which revenue from other service lines can increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate its international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, Keynote’s ability to increase sales of its other services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2009, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP earnings per share, EBITDA, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income (loss) for provision for income taxes less cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings per share are calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used for purchases of property, equipment, and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Because the Company has made a number of acquisitions in the past, as well as because of the effect of SFAS 123(R), the Company’s financial statements have changed significantly from prior periods. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote Systems (Nasdaq “KEYN”) is the global leader in on-demand test & measurement solutions for continuously improving the online experience. For over a decade, Keynote has been providing measurement data and testing capabilities that allow companies to understand and improve their customers’ online and mobile experience. Keynote has four test and measurement businesses: Web performance, mobile quality, streaming & VoIP, and customer experience/UX.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading infrastructure of over 3,000 measurement computers and mobile devices in over 240 locations around the world. Keynote’s 2,800 customers represent top Internet and mobile companies including American Express, Disney, eBay, E*TRADE, Expedia, Microsoft, SonyEricsson, Sprint, T-Mobile, Verizon, Vodafone and YouTube.

Keynote®, DataPulse®, CustomerScope®, Keynote CE Rankings®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote Traffic Perspective®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote®, SIGOS®, SITE®, Keynote™ The Mobile & Internet Performance Authority™ and Keynote FlexUse™ are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners. © 2010 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)
	Three months ended
	Dec 31	Sep 30	Dec 31
	2009	2009	2008
Net revenue:
Subscription services	$12,209	$11,328	$11,473
Ratable licenses	5,956	6,275	6,043
Professional services	2,544	2,134	3,121
Total revenue, net	20,709	19,737	20,637

Costs and expenses:
Costs of revenue:
Direct costs of subscription services	2,208	1,982	2,256
Direct costs of ratable licenses	1,728	1,528	1,488
Direct costs of professional services	1,467	1,492	1,678
Operations	1,891	1,911	2,162
Development	3,145	3,049	3,083
Amortization of intangible assets - software	298	294	288
Total costs of revenue	10,737	10,256	10,955

Sales and marketing	6,328	5,701	6,180
General and administrative	2,642	2,615	2,820
Excess occupancy income, net	(308)	(291)	(220)
Amortization of intangible assets - other	182	260	269
Lease termination costs	-	635	-
Total costs and expenses	19,581	19,176	20,004

Income from operations	1,128	561	633

Interest income and other, net	93	184	673

Income before provision for income taxes	1,221	745	1,306

Provision for income taxes	(240)	(208)	(420)

Net income	$981	$537	$886

Net income per share:
Basic	$0.07	$0.04	$0.06
Diluted	$0.07	$0.04	$0.06

Weighted average common shares outstanding:
Basic	14,514	14,468	14,186
Diluted	14,756	14,628	14,302

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2009	September 30, 2009

Assets
Current assets:
Cash, cash equivalents and short-term investments	$55,939	$57,968
Accounts receivable, net	7,026	6,403
Prepaids, deferred costs and other current assets	3,901	3,517
Inventories	1,246	1,222
Deferred tax assets	2,854	2,913
Total current assets	70,966	72,023

Deferred costs and other long-term assets	2,721	3,024
Property and equipment, net	34,483	34,778
Goodwill	65,156	66,078
Identifiable intangible assets, net	5,740	6,255
Deferred tax assets	144	61

Total assets	$179,210	$182,219

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,004	$1,147
Accrued expenses	8,801	8,450
Deferred revenue	13,969	17,661
Current portion of capital lease obligation	11	16
Total current liabilities	24,785	27,274

Deferred rent and other long term liabilities	3,423	3,344
Long-term deferred revenue	682	1,167
Long-term deferred tax liability	431	414
Total liabilities	29,321	32,199

Stockholders' equity:
Common stock	15	14
Additional paid-in capital	283,072	282,653
Accumulated deficit	(138,633)	(139,614)
Accumulated other comprehensive income	5,435	6,967

Total stockholders' equity	149,889	150,020

Total liabilities and stockholders' equity	$179,210	$182,219

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Dec 31	Sep 30	Dec 31
	2009	2009	2008
Revenue categories:

Internet Subscriptions	$9,835	$9,182	$9,664
Internet Engagements	2,544	2,134	3,121
Subtotal Internet Revenue	12,379	11,316	12,785
Mobile Subscriptions	2,374	2,146	1,809
Mobile Ratable Licenses	5,956	6,275	6,043
Subtotal Mobile Revenue	8,330	8,421	7,852
Total Revenue, Net	$20,709	$19,737	$20,637

Non-GAAP net income and income per share:

GAAP net income	$981	$537	$886
Provision for income taxes	240	208	420
Stock-based compensation *	1,003	992	1,041
Amortization of intangible assets - other	182	260	269
Amortization of intangible assets - software	298	294	288
Non-GAAP income before income tax	2,704	2,290	2,904
Cash taxes from on-going operations	(164)	(82)	(294)
Non-GAAP net income	$2,540	$2,208	$2,610

Weighted average diluted common shares outstanding:	14,756	14,628	14,302
Non-GAAP income per share	$0.17	$0.15	$0.18

EBITDA:

GAAP net income	$981	$537	$886
Provision for income taxes	240	208	420
Interest income and other, net	(93)	(184)	(673)
Stock-based compensation *	1,003	992	1,041
Amortization of intangible assets - other	182	260	269
Amortization of intangible assets - software	298	294	288
Depreciation	1,197	990	1,328
EBITDA	$3,808	$3,097	$3,559

*Stock-based compensation by category:
Direct costs of ratable licenses	$26	$27	$29
Direct costs of professional services	111	103	80
Operations	134	130	123
Development	229	224	230
Sales and marketing	364	364	365
General and administrative	139	144	214
	$1,003	$992	$1,041

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(In thousands)
(Unaudited)

	Three months ended				Year ended
	Dec 31	March 31	June 30	Sep 30	Sep 30
FY 2010

Internet Subscriptions	$9,835	$-	$-	$-	$9,835
Internet Engagements	2,544	-	-	-	2,544
Subtotal Internet Revenue	12,379	-	-	-	12,379
Mobile Subscriptions	2,374	-	-	-	2,374
Mobile Ratable Licenses	5,956	-	-	-	5,956
Subtotal Mobile Revenue	8,330	-	-	-	8,330
Total Revenue, Net	$20,709	$-	$-	$-	$20,709

FY 2009

Internet Subscriptions	$9,664	$9,332	$9,402	$9,182	$37,580
Internet Engagements	3,121	2,308	2,324	2,134	9,887
Subtotal Internet Revenue	12,785	11,640	11,726	11,316	47,467
Mobile Subscriptions	1,809	2,009	2,053	2,146	8,017
Mobile Ratable Licenses	6,043	5,915	6,390	6,275	24,623
Subtotal Mobile Revenue	7,852	7,924	8,443	8,421	32,640
Total Revenue, Net	$20,637	$19,564	$20,169	$19,737	$80,107

FY 2008

Internet Subscriptions	$9,532	$9,438	$9,529	$9,933	$38,432
Internet Engagements	2,846	1,937	2,631	2,360	9,774
Subtotal Internet Revenue	12,378	11,375	12,160	12,293	48,206
Mobile Subscriptions	1,340	1,654	1,912	1,976	6,882
Mobile Ratable Licenses	4,002	4,605	6,426	6,787	21,820
Subtotal Mobile Revenue	5,342	6,259	8,338	8,763	28,702
Total Revenue, Net	$17,720	$17,634	$20,498	$21,056	$76,908

FY 2007

Internet Subscriptions	$9,510	$9,620	$9,722	$9,461	$38,313
Internet Engagements	3,102	2,778	3,064	2,929	11,873
Subtotal Internet Revenue	12,612	12,398	12,786	12,390	50,186
Mobile Subscriptions	997	1,113	1,158	1,080	4,348
Mobile Ratable Licenses	2,206	3,203	3,443	4,368	13,220
Subtotal Mobile Revenue	3,203	4,316	4,601	5,448	17,568
Total Revenue, Net	$15,815	$16,714	$17,387	$17,838	$67,754

Keynote Systems, Inc. and Subsidiaries

CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
(In thousands)
(Unaudited)

	Three months ended				Year ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2010

Total Revenue	$20,709	$-	$-	$-	$20,709
Cash Flow from Operations	$(96)	$-	$-	$-	$(96)
% of Revenue	(0% )	-	-	-	(0% )
Purchase of PP&E	$775	$-	$-	$-	$775
Free Cash Flow *	$(871)	$-	$-	$-	$(871)
% of Revenue	(4% )	-	-	-	(4% )

FY 2009

Total Revenue	$20,637	$19,564	$20,169	$19,737	$80,107
Cash Flow from Operations	$2,020	$1,489	$3,893	$1,397	$8,799
% of Revenue	10%	8%	19%	7%	11%
Purchase of PP&E	$661	$736	$1,199	$848	$3,444
Free Cash Flow *	$1,359	$753	$2,694	$549	$5,355
% of Revenue	7%	4%	13%	3%	7%

FY 2008

Total Revenue	$17,720	$17,634	$20,498	$21,056	$76,908
Cash Flow from Operations	$438	$2,419	$1,522	$901	$5,280
% of Revenue	2%	14%	7%	4%	7%
Purchase of PP&E	$1,351	$1,034	$1,602	$4,435	$8,422
Free Cash Flow *	$(913)	$1,385	$(80)	$(3,534)	$(3,142)
% of Revenue	(5% )	8%	(0% )	(17% )	(4% )

FY 2007

Total Revenue	$15,815	$16,714	$17,387	$17,838	$67,754
Cash Flow from Operations	$4,680	$6,847	$5,883	$2,970	$20,380
% of Revenue	30%	41%	34%	17%	30%
Purchase of PP&E	$704	$1,383	$2,073	$1,380	$5,540
Free Cash Flow *	$3,976	$5,464	$3,810	$1,590	$14,840
% of Revenue	25%	33%	22%	9%	22%

* Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology.

Keynote Systems, Inc. and Subsidiaries

DEFERRED REVENUE
(In thousands)
(Unaudited)

	December 31, 2009	September 30, 2009	December 31, 2008

Deferred revenue, net
Domestic	$4,975	$5,880	$5,658
International	9,676	12,948	14,168
Total	14,651	18,828	19,826

Add back: unpaid deferred revenue
Domestic	2,313	1,665	2,692
International	6,483	1,810	4,785
Total	8,796	3,475	7,477

Deferred revenue, gross
Domestic	7,288	7,545	8,350
International	16,159	14,758	18,953
Total	$23,447	$22,303	$27,303

CONTACT:
Keynote Systems, Inc.
Dan Berkowitz, 650-403-3305 (Public Relations)
dberkowitz@keynote.com
or
Kirsten Chapman, 415-433-3777 (Investor Relations)
kchapman@lhai.com